EXHIBIT 1 TO THE
                                      TRANSFER AGENCY AND SERVICES AGREEMENT


REVISED AS OF OCTOBER 14, 1998

     LIST OF PORTFOLIOS



Kobren Growth Fund



Kobren Moderate Growth Fund



                                        Kobren Conservative Allocation Fund



                                             Kobren Delphi Value Fund




KOBREN INSIGHT FUNDS                        FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC


By:      /s/ Eric J. Godes                  By:      /s/ James L. Fox
Date:    11/27/98                           Date:    11/16/98
Title:   Vice President                      Title:   Chief Operating Officer

                        EXHIBIT 1 TO THE AMENDMENT TO THE TRANSFER AGENCY
                                    AND SERVICES AGREEMENT DATED JUNE 30, 1998


REVISED AS OF OCTOBER 14, 1998

     LIST OF PORTFOLIOS



Kobren Growth Fund



Kobren Moderate Growth Fund



                                        Kobren Conservative Allocation Fund



                                             Kobren Delphi Value Fund




KOBREN INSIGHT FUNDS                        FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC


By:      /s/ Eric J. Godes                  By:      /s/ James L. Fox
Date:    11/27/98                           Date:    11/16/98
Title:   Vice President                    Title:   Chief Operating Officer

                    Exhibit 1 to the Teleservicing Services Agreement


Revised As Of October 14, 1998

     LIST OF PORTFOLIOS



Kobren Growth Fund



Kobren Moderate Growth Fund



                                        Kobren Conservative Allocation Fund



                                             Kobren Delphi Value Fund




KOBREN INSIGHT FUNDS                        FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC


By:      /s/ Eric J. Godes                  By:      /s/ James L. Fox
Date:    11/27/98                           Date:    11/16/98
Title:   Vice President               Title:   Chief Operating Officer

                                                    SCHEDULE B
                                                   FEE SCHEDULE


                                          Revised As Of October 14, 1998

     SECTION I

The following fees are in effect for the Kobren Growth Fund, Kobren Moderate Growth Fund and the Kobren Conservative Allocation Fund:

         ANNUAL FEES

         A.  Open Account Fees:             $14.00 per open account (subject to minimum fees set forth below)

         B.  Fund Minimums:                 $32,000 per Portfolio per year,  provided  however,  the Fund shall pay a minimum of $64,000 per annum regardless of the number of Portfolios

         C.  Out of Pocket Expenses:        As set forth in Schedule C

         D.    Individual Retirement
              Accounts:                     $20.00 per Shareholder  Account  (multiple  accounts across  Portfolios with the same  account  number will be treated as a single  Shareholder
                                            Account)

GENERAL

After the completion of the third year of the Agreement, First Data may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the previous years cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

SECTION II

THE FOLLOWING FEES ARE IN EFFECT FOR THE KOBREN DELPHI VALUE FUND:

         A.  Open Account Fees:                      $14.00 per open  account  (subject  to minimum  fees set forth below)


         B.  Fund Minimums:                          $26,000 for the Portfolio per year
         ------------------------------------------------------------------------------
              Additional Classes                     $18,000 for the first class ($1,500 per month)
                                                     $ 6,000  per each  additional  class in  excess  of one  class
                                                     ($500 per month)

         C.  Out of Pocket Expenses         As set forth in Schedule C

         D.  Individual Retirement
              Accounts                               $20.00   per    Shareholder
                                                     Account (multiple  accounts
                                                     across  Portfolios with the
                                                     same account number will be
                                                     treated    as   a    single
                                                     Shareholder Account)

GENERAL

FDISG agrees to a fee waiver of $20,000 to be applied to Fund expenses in the first year of the Fund's existence. The Fund may allocate the fee waiver of $20,000 across one or all services provided to the Fund by FDISG.

After the first 36 months from the effective date of this Schedule, FDISG may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the previous years cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their duly authorized officers, as of the day and year first above written.




KOBREN INSIGHT FUNDS                        FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC


By:      /s/ Eric J. Godes                  By:      /s/ James L. Fox
Date:    11/27/98                           Date:    11/16/98
Title:   Vice President                    Title:   Chief Operating Officer